EXHIBIT INDEX

Exhibit 16(a) 10(r) Letter of  Representations  dated August 22,  2000,  between
                    Registrant and The Depository Trust Company.

Exhibit 16(a) 23.   Independent Auditors' Consent

Exhibit 16(b)       Financial Statement Schedules